Exhibit 99.1

Contacts:

Steven Silva President and Chief Operating Officer Chem Rx sschemrx@aol.com	Stephanie Carrington / Elizabeth Scott The Ruth Group 646-536- 7017 / 7014 scarrington@theruthgroup.com escott@theruthgroup.com

Chem Rx to Present at CIBC World Markets 18th Annual Healthcare Conference

LONG BEACH, NY, November 1, 2007 — Chem Rx (OTCBB: PMQC, PMQCU, PMQCW), a major, long-term care pharmacy, announced today that management will be presenting at  the CIBC World Markets 18th Annual Healthcare Conference, which is being held on Monday, November 5, 2007 in New York, NY. Jerry Silva, Chairman and Chief Executive Officer, and Steven Silva, President and Chief Operating Officer, will present at the conference.

Event: CIBC World Markets 18th Annual Healthcare Conference

Date:   Monday, November 5, 2007

Time:  8:35 a.m. ET

Place:  The Waldorf-Astoria Hotel, New York

An audio Web cast of the Company’s presentation will be available by going to the investor relations section of the Chem Rx Web site at http://www.chemrx.net. A replay of the presentation will be available for 15 days.

About Chem Rx

Founded more than 40 years ago, Chem Rx is a major, long-term care pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, and Pennsylvania.  Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities.  Chem Rx provides to more than 61,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Chem Rx Corporation.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx Corporation’s filings with the SEC.  The information set forth herein should be read in light of such risks.  Chem Rx Corporation does not assume any obligation to update the information contained in this press release.